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                                                                  EXHIBIT 23.25
                                                                  -------------

                      CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Earthlink, Inc. relating to the proposed merger of Earthlink, Inc. and OneMain.com, Inc. and to the incorporation by reference therein of our report dated March 6, 1998, with respect to the Statement of Revenues and Direct Expenses of the Consumer Internet Access Services of Sprint Corporation included in Earthlink Network, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 1999.

                                               /s/ Ernst & Young LLP
Kansas City Missouri
August 4, 2000